
                                                                 EXHIBIT (e)(8)

[GRAPHIC APPEARS HERE] The AIG Life Companies (U.S.)

                            EXECUTIVE ADVANTAGE(SM)

                     REALLOCATION and REBALANCING REQUEST

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
Insured: ____________________________________   Policyholder: ____________________________________
         (Last Name, First Name, Middle Name)                 (Last Name, First Name, Middle Name)

Policy Number: ____________________________________   Social Security No.: ______-_____-______

  . Restrictions on Subaccount Transfers are shown in the Certificate and Certificate Information pages.

  .   The Policyholder may make 12 free transfers during a Certificate Year. A
      $25 transfer charge may be imposed on each subsequent transfer.

  . Transfers from the Guaranteed Account may be made to a Subaccount(s) only during the 60 day period that is 30 days before and 30 days after the end of each Certificate Anniversary.

  .   Transfers must be in whole dollars or whole percentages.

      Please rebalance the subaccounts to achieve the percentages indicated below. I understand that the subaccounts will only achieve these percentages on the date the transfers occur. Future charges and investment results will cause the balances to change. This form will also change future premium payments to be allocated as indicated below, until changed by the Owner.

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
                                                     Percent                                              Percent
                                                     -------                                              -------
Guaranteed Account                                     __%      J.P. Morgan Series Trust II
AllianceBernstein Variable Product Series Fund, Inc.            Small Company Portfolio                     __%
   Americas Government Income                          __%   FAM Variable Series Funds
   Growth Portfolio                                    __%      Mercury Basic Value V.I. Fund               __%
   Growth and Income Portfolio                         __%      Mercury Fundamental Growth V.I. Fund        __%
   Large Cap Growth Portfolio                          __%      Mercury Government Bond V.I. Fund           __%
   Small Cap Growth Portfolio                          __%      Mercury Value Opportunities V.I. Fund       __%
American Century Variable Portfolios, Inc.                   Morgan Stanley Universal Institutional Funds
   VP Income & Growth Fund                             __%      Core Plus Fixed Income Portfolio            __%
   VP International Fund                               __%      Emerging Markets Equity Portfolio           __%
Credit Suisse Trust                                             High Yield Portfolio                        __%
   Emerging Markets Portfolio                          __%      Mid Cap Growth Portfolio                    __%
   Global Small Cap Portfolio                          __%      U.S. Mid Cap Value Portfolio                __%
   International Focus Portfolio                       __%   Neuberger Berman Advisers Management Trust
   Large Cap Value Portfolio                           __%      AMT Partners Portfolio                      __%
   Mid-Cap Growth Portfolio                            __%   PIMCO Variable Insurance Trust
   Small Cap Growth Portfolio                          __%      High Yield Portfolio                        __%
Fidelity Variable Insurance Products                            Long Term U.S. Government Portfolio         __%
   VIP Balanced Portfolio                              __%      Real Return Portfolio                       __%
   VIP Contrafund Portfolio                            __%      Short-Term Portfolio                        __%
   VIP Index 500 Portfolio                             __%      Total Return Bond Portfolio                 __%
Franklin Templeton Variable Insurance Products Trust         Vanguard Variable Insurance Fund
   Money Market - Class 1                                       Total Bond Market Index Portfolio           __%
   Developing Markets Securities - Class 2             __%      Total Stock Market Index Portfolio          __%
   Growth Securities - Class 2                         __%   VALIC Company I
   Foreign Securities - Class 2                        __%      International Equities Fund                 __%
Goldman Sachs Variable Insurance Trust                          Mid Cap Index Fund                          __%
   Structured U.S. Equity Fund                         __%      Small Cap Index Fund                        __%
   International Equity Fund                           __%


-------------------------------------  -------------------------------------
Signature of Insured                   Signature of Policyholder (if other
                                       than Insured)
___________________ _______, 20__
Date Signed

Rebalance, Executive Advantage(SM), 04/06